Exhibit 10.9
MASTEC, INC.
RESTRICTED STOCK AGREEMENT
     1. Award of Shares. MasTec, Inc. (the “Company”) has awarded to the “Recipient” designated below, the “Award” generally described in the Notice of Restricted Stock Award (the “Notice”), which is hereby incorporated by reference, subject to the terms and conditions of the Company’s 2003 Stock Incentive Plan for Non-Employees (“Plan”). The Company and the Recipient agree that these Awards are governed by the terms and conditions of the Plan, as amended from time to time, which are incorporated herein in their entirety. Unless otherwise provided herein, terms used herein that are defined in the Plan (or the Notice) and not defined herein shall have the meanings attributable thereto in the Plan (or the Notice).
     2. Award Restrictions.
          (a) The shares of restricted stock (the “Restricted Stock”) covered by the Award shall vest on the vesting dates (each a “Vesting Date”) set forth below, provided that the Recipient continues to be employed by, or provide services to, the Company or a Related Company through and until the applicable Vesting Date:

Vesting Date	Number of Shares that Become Vested
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

          (b) Upon each Vesting Date, or upon the vesting of Restricted Stock pursuant to Section 4 of this Agreement, the Company shall cause a stock certificate covering the number of shares that have become vested to be issued in the name of the Recipient or the Recipient’s Beneficiary(ies) and to be distributed to the Recipient or Beneficiary(ies) as soon as administratively practicable. After receipt of such stock certificate(s), the Recipient or Beneficiary(ies) are free to hold or dispose of the shares of Common Stock evidenced by the certificate(s).
          (c) Any shares of Common Stock covered by the Award shall not be transferable by the Recipient by means of sale, assignment, exchange, pledge, or otherwise, unless and until they become vested pursuant to the terms of this Agreement. The naming of a Beneficiary under the Plan does not constitute a transfer.
     3. Stock Certificates.
          (a) The stock certificate(s) evidencing the Restricted Stock shall be registered in the name of the Recipient as of the Date of Grant designated in the Notice. Physical possession or custody of such stock certificate(s) shall be retained by the Company until such time as the shares of Common Stock become vested. The Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificate(s).

          (b) During the period prior to vesting, the Recipient shall be entitled to all rights of a shareholder of the Company with respect to the Restricted Stock, including the right to vote the shares and receive cash dividends. Stock dividends declared by the Company will be characterized as Restricted Stock and will be subject to vesting and be distributed at the same times as the Restricted Stock with respect to which they were declared as dividends.
     4. Termination of Employment. If the Recipient terminates services as a Director of or Advisor to the Company or any Related Company due to the Recipient’s death or Disability, or if a Change in Control of the Company or any Related Company occurs while the Recipient is serving as a Director of or Advisor to the Company or any Related Company (“Triggering Event”), the Restricted Stock, to the extent not already vested, shall vest in full as of the Triggering Event. The Recipient may designate a Beneficiary(ies) to receive the stock certificate representing that portion of the Restricted Stock that is or becomes vested at the time of the Recipient’s death. The Recipient has the right to change such Beneficiary designation at will. In addition, the Committee retains the right to accelerate vesting of any Restricted Stock awarded under the Plan. Upon termination of the Recipient’s employment with and other services for the Company and the Related Companies, for any reason, any Restricted Stock that has not previously become vested (and that does not then become vested as a result of a Triggering Event) shall be immediately forfeited and revert back to the Company without any payment to the Recipient.
     5. Recapitalization, Mergers, Etc. As provided in the Plan, in the event of corporate transactions affecting the Company’s outstanding common stock, such as recapitalizations or mergers, the Committee may equitably adjust the number and kinds of shares subject to this Award, may accelerate the vesting of awards hereunder, may provide for the termination of such awards after at least giving thirty (30) days’ notice to the Recipient, and may take such other action as the Committee may determine to be appropriate pursuant to the Plan.
     6. Compliance with Securities Laws. It shall be a condition to the Recipient’s right to receive shares of Restricted Stock hereunder that the Committee may, in its discretion, require (a) that the shares of Restricted Stock reserved for issue upon the grant of this award shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s common stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Recipient shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Recipient, or both. The certificates representing the shares granted under this Award may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

     7. Administration.
          (a) The Committee shall have full authority and discretion to decide all matters relating to the administration and interpretation of this Agreement. The Committee shall have full power and authority to pass and decide upon cases in conformity with the objectives of this Agreement under such rules as the Board of Directors of the Company may establish.
          (b) Any decision made or action taken by the Company, the Board of Directors, or the Committee arising out of, or in connection with, the administration, interpretation, and effect of this Agreement shall be at their absolute discretion and will be conclusive and binding on all parties. No member of the Board of Directors, Committee, or employee of the Company shall be liable for any act or action hereunder, whether of omission or commission, by the Recipient or by any agent to whom duties in connection with the administration of this Agreement have been delegated in accordance with the provision of this Agreement.
     8. Tax Matters; Section 83(b) Election.
          (a) If the Recipient does not properly make the election described in Section 8(b) below, the Recipient shall, no later than the date or dates as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock (including without limitation the vesting thereof), and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be distributed to the Recipient under this Agreement) otherwise due to Recipient any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.
          (b) If the Recipient properly elects, within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Date of Grant) of the Restricted Stock pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Recipient shall make arrangements satisfactory to the Committee to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Stock. If the Recipient shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be issued to the Recipient under this Agreement) otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.
          (c) The Recipient may satisfy the withholding requirements pursuant to any one or combination of the following methods:
               (i) payment in cash; or
               (ii) if and to the extent permitted by the Committee, payment by surrendering unrestricted previously held shares of Common Stock which have a value equal to the required withholding amount or the withholding of shares of Common Stock that otherwise would be deliverable to the Optionee pursuant to this Award. The Recipient may surrender shares of Common Stock either by attestation or by delivery of a certificate or certificates for shares duly endorsed for transfer to the Company, and if required with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require).
          (d) Tax consequences on the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Recipient’s filing, withholding and payment (or tax liability) obligations.
     9. Company Relation with Recipients. Nothing in this Agreement shall confer on the Recipient any right to continue employment or service with the Company or any Related Company.
     10. Force and Effect. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.
     11. Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties after appropriate action by the Committee. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.
     12. Miscellaneous. This Agreement is subject to and shall be administered and governed in all respects under the laws of the State of Florida without regard to its conflict of law rules. This Agreement is binding upon the Company, its successors and assigns, and the Recipient, and his/her heirs, legal representatives and permitted assigns. Captions are provided for reference, do not form a part of this Agreement and are not admissible to determine the intent of the parties.
     IN WITNESS WHEREOF, the parties have executed this Agreement on this ___day of ___, ___.

MASTEC, INC.
By:

Its: ___________________________ [NAME OF RECIPIENT] ________________________________ Signature

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